UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 29, 2010

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2010, certain subsidiaries of Dean Foods Company (the “Company”) that are party to the Fifth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into Amendment Number 9 (the “Ninth Amendment”) to the Receivables Purchase Agreement and Reaffirmation of Performance Undertaking pursuant to which the liquidity termination date was extended by 364 days to March 28, 2011, which date may be extended by mutual consent of the parties for an additional 364 days pursuant to the terms of the Receivables Purchase Agreement. In addition, the Ninth Amendment contains the inclusion of Morningstar Receivables, L.P., a newly-formed subsidiary of the Company, as a Seller. The Ninth Amendment is by and among (1) Dairy Group Receivables, L.P., Dairy Group Receivables II, L.P., WhiteWave Receivables, L.P., and Morningstar Receivables, L.P., as sellers, all of which are subsidiaries of the Company, (2) the financial institutions that are party to the Receivables Purchase Agreement, (3) the companies that are party to the Receivables Purchase Agreement, (4) JPMorgan Chase Bank, N.A., as agent, (5) the Company, as provider of certain performance undertakings on behalf of its subsidiaries, and (6) each of the Company’s subsidiaries that are party to the Receivables Purchase Agreement, as servicers. The Ninth Amendment is attached as Exhibit 10.1 to this Current Report on form 8-K and the description above is qualified entirely by reference to the full text of Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 9 to Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking, dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2010	DEAN FOODS COMPANY

	By:	/S/ STEVEN J. KEMPS
Steven J. Kemps
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 9 to Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking, dated March 29, 2010.